Exhibit 99.1

KeyW Announces Pricing of Public Offering of Common Stock

HANOVER, Md., Jan. 27, 2017 (GLOBE NEWSWIRE) -- The KeyW Holding Corporation (Nasdaq:KEYW) (the “Company”) today announced that it has priced its previously announced underwritten public offering of 8,500,000 shares of its common stock at a price to the public of $10.50 per share, before underwriting discounts and commissions. The Company also granted the underwriters a 30-day option to purchase up to an additional 1,275,000 shares of its common stock. The offering is expected to close on or about February 1, 2017, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering to finance possible future acquisitions and for working capital and general corporate purposes.

RBC Capital Markets, Barclays, and SunTrust Robinson Humphrey are acting as joint book-running managers for the offering. Chardan Capital Markets, Drexel Hamilton, Maxim Group and Noble Capital Markets are acting as co-managers for the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”). A prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and when available may be obtained on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus related to the offering may also be obtained from (i) RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th floor, New York, NY 10281, Telephone: 877-822-4089, Email: equityprospectus@rbccm.com, or (ii) Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 888-603-5847, Email: Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About KeyW

KeyW is a total solutions provider for the Intelligence, Cyber and Counterterrorism Communities’ toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge more than 1,000 talented professionals in the industry with solving complex problems such as preventing cyber threats, transforming data into intelligence and combating global terrorism.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects, including statements regarding our offering of shares of common stock, the expected terms of such offering, the ability to complete such offering and the expected use of proceeds of such offering, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016 and our subsequent Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 10, 2016, August 9, 2016 and November 2, 2016, respectively, as required under the Securities Act of 1934, as amended, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

Contacts:

Heather Williams

Corporate Media Relations

443-733-1613

communications@keywcorp.com

Chris Donaghey

Investor Relations

443-733-1613

investorrelations@keywcorp.com